UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2017

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

AngioDynamics, Inc.’s (the “Company”) management has been informed by PricewaterhouseCoopers LLP (“PwC”), its former independent registered public accounting firm, following an inspection by the Public Company Accounting Oversight Board of PwC’s audit of the May 31, 2016 financial statements and internal controls over financial reporting, that the Company’s internal control over financial reporting as of May 31, 2016 was not effective because the material weakness described below existed as of that date.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.  PwC has now determined that there was a material weakness in the Company’s internal control over financial reporting as of May 31, 2016 because the Company did not design and maintain effective internal controls over the accounting for the annual goodwill impairment test.  Specifically, the Company did not design and maintain effective controls to review in sufficient detail the cash flow projections and significant valuation model assumptions used in the goodwill impairment test as of December 31, 2015.

Management of the Company, after discussions with PwC and the Audit Committee, determined that Management’s Report on Internal Control over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2016 should no longer be relied upon due to the material weakness specifically related to the goodwill impairment test noted above.

The material weakness described above did not result in a misstatement of the consolidated financial statements for the year ended May 31, 2016 or any interim periods in 2016 and 2017.  As of May 31, 2017, management has concluded that the material weakness described above has been remediated.  Specifically, the following actions were taken to remediate the material weakness:

●
The annual goodwill impairment test control was updated to ensure that the control was designed appropriately to include sufficient procedures to be performed.  Specifically, if the discounted cash flow method was required for performing the goodwill impairment test, detailed procedures over the cash flow projections and valuation model assumptions are detailed in the control wording.

●	Sufficient and appropriate detailed documentation was prepared over the goodwill impairment test performed as of December 31, 2016.

A Form 10-K/A for the year ended May 31, 2016 will be issued solely to revise PwC’s opinion on internal controls over financial reporting and Management’s Report on Internal Control over Financial Reporting and its evaluation of disclosure controls and procedures to reflect the conclusions by the Company’s management that internal control over financial reporting and disclosure control and procedures were not effective as of May 31, 2016.  In addition, Form 10-Q/A’s will be issued for the first three quarters of fiscal year 2017, again, solely to revise Item 4 and its evaluation of disclosure controls and procedures to reflect the conclusions by the Company’s management that internal control over financial reporting and disclosure controls and procedures were not effective as of the end of the period covered by each report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: July 17, 2017	By:	/s/ Stephen A. Trowbridge
Name: Stephen A. Trowbridge
Title: Senior Vice President and General Counsel